1 September 2024 AG Mortgage Investment Trust, Inc. Investor Presentation

NYSE: MITT 2 Forward Looking Statements & Non-GAAP Financial Information Forward Looking Statements: This presentation includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, book value, adjusted book value, our investments, our business and investment strategy, investment returns, return on equity, liquidity, financing, taxes, our assets, our interest rate sensitivity, and our views on certain macroeconomic trends and conditions, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of our company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward- looking statements due to a variety of factors, including, without limitation, our ability to generate attractive risk adjusted returns over the long term as a programmatic aggregator and issuer of Non-Agency residential loan securitizations; our ability to drive earnings power and to make our company a more scaled and profitable pure-play residential mortgage REIT; our ability to create long-term value for our stockholders; our ability to effectuate future growth initiatives; failure to realize the anticipated benefits and synergies of the Western Asset Mortgage Capital Corporation (WMC) acquisition, including whether we will achieve the savings and accretion expected within the anticipated timeframe or at all; our ability to continue to opportunistically rotate capital through sales of legacy WMC or other non-core assets; whether the amount and timing of Legacy WMC commercial asset pay offs will occur as anticipated or at all; whether market conditions will improve in the timeline anticipated or at all; our ability to continue to grow our residential investment portfolio; our acquisition pipeline; our ability to invest in higher yielding assets through Arc Home, other origination partners or otherwise; our levels of liquidity, including whether our liquidity will sufficiently enable us to continue to deploy capital within the residential whole loan space as anticipated or at all; the impact of market, regulatory and structural changes on the market opportunities we expect to have, and whether we will be able to capitalize on such opportunities in the manner we anticipate; the impact of market volatility on our business and ability to execute our strategy; our trading volume and liquidity; our portfolio mix, including levels of Non- Agency and Agency mortgage loans; our ability to manage warehouse exposure as anticipated or at all; our levels of leverage, including our levels of recourse and non-recourse financing; our ability to repay or refinance corporate leverage; our ability to execute securitizations, including at the pace anticipated or at all; our ability to achieve our forecasted returns on equity on warehoused assets and post-securitization, including whether such returns will support earnings growth; changes in our business and investment strategy; our ability to grow our adjusted book value; our ability to predict and control costs; changes in inflation, interest rates and the fair value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; the impact of credit spread movements on our business; the impact of interest rate changes on our asset yields and net interest margin; changes in the yield curve; the timing and amount of stock issuances pursuant to our ATM program or otherwise; the timing and amount of stock repurchases, if any; our capitalization, including the timing and amount of preferred stock repurchases or exchanges, if any; expense levels, including levels of management fees; changes in prepayment rates on the loans we own or that underlie our investment securities; our distribution policy; Arc Home’s performance, including its return on equity, liquidity position and ability to increase market share through product and channel expansion or otherwise; Arc Home’s origination volumes; the composition of Arc Home’s portfolio, including levels of MSR exposure; our percentage allocation of loans originated by Arc Home; increased rates of default or delinquencies and/or decreased recovery rates on our assets; the availability of and competition for our target investments; our ability to obtain and maintain financing arrangements on terms favorable to us or at all; changes in general economic or market conditions in our industry and in the finance and real estate markets, including the impact on the value of our assets; conditions in the market for Residential Investments and Agency RMBS; our levels of Earnings Available for Distribution (“EAD”); market conditions impacting commercial real estate; legislative and regulatory actions by the U.S. Department of the Treasury, the Federal Reserve and other agencies and instrumentalities; regional bank failures; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; and our ability to qualify for an exemption from registration under the Investment Company Act of 1940, as amended. Additional information concerning these and other risk factors are contained in our filings with the Securities and Exchange Commission ("SEC"), including those described in Part I – Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in our filings with the SEC. Copies are available free of charge on the SEC's website, http://www.sec.gov/. All forward looking statements in this presentation speak only as of the date of this presentation. We undertake no duty to update any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. All financial information in this presentation is as of June 30, 2024, unless otherwise indicated. Non-GAAP Financial Information: In addition to the results presented in accordance with GAAP, this presentation includes certain non-GAAP financial results and financial metrics derived therefrom, including EAD, investment portfolio, financing arrangements, and economic leverage ratio, which are calculated by including or excluding unconsolidated investments in affiliates, as described in the footnotes to this presentation. Our management team believes that this non-GAAP financial information, when considered with our GAAP financial statements, provides supplemental information useful for investors to help evaluate our financial performance. However, our management team also believes that our definition of EAD has important limitations as it does not include certain earnings or losses our management team considers in evaluating our financial performance. Our presentation of non-GAAP financial information may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP financial information should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

AG Mortgage Investment Trust, Inc. Overview (NYSE: MITT)

A Leader in Non-Agency Residential Mortgage Housing Finance

Focused Strategy

- ✓ **Pure-Play** residential mortgage REIT
- ✓ Acquire newly originated Non-Agency loans to **securitize and obtain term non-MTM financing**
- ✓ **Retain economic interest** in our securitizations
- ✓ **Opportunistically invest** in growing markets within the Non-Agency Housing ecosystem

Specialized, Proprietary Infrastructure

- ✓ Leading **"GCAT" securitization shelf** executing **60+ deals** for TPG AG since 2013
- ✓ **Captive mortgage originator, Arc Home,** providing control over credit creation with proven ability to adapt in evolving markets
- ✓ **Active management and servicer oversight** of residential loan portfolio

Well-Established Team & Partnerships

- ✓ Active relationships and established partnerships with top non-bank originators and large financial institutions providing a **strategic advantage to sourcing investments**
- ✓ We believe we have **one of the most tenured structured credit teams** in the industry with 20 years of experience on average

TPG Platform

- ✓ Externally managed by TPG, a **$229 billion** ecosystem with credit insights informed by large public structured credit presence
- ✓ **Well-aligned incentives**, with ~5% ownership in MITT across Directors, Officers, our Manager and its employees
- ✓ **Provides significant support** to effectuate MITT's growth initiatives

NYSE: MITT 3

NYSE: MITT 4 MITT Financial Snapshot Q2 2024 $10.63 Book Value per Share1 $10.37 Adjusted Book Value per Share1 71% Price to Adjusted Book Value(a) $533.5 Total Equity (in millions) $180.2 Liquidity2 (in millions) $0.21 Q2 EAD per Share3,4 $(0.02) Q2 Earnings per Share3 $0.19 Dividend per Share Declared in Q2 10.3% Dividend Yield(a) (0.2)% Economic ROE5,(b) A Pure Play Residential Mortgage REIT with expertise in sourcing and managing Non-Agency residential mortgage loans (a) Calculated using the September 3, 2024 common stock price of $7.35. (b) Represents the change in adjusted book value per share from March 31, 2024 to June 30, 2024, plus the common dividend of $0.19 per share declared during Q2 2024, divided by adjusted book value per share as of March 31, 2024.

NYSE: MITT 5 $4.1 $4.3 $4.2 $4.5 $4.5 $4.7 $5.9 $6.2 $6.9 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Securitized Non-Agency Loans Warehouse Loans Other Residential Legacy WMC Commercial Agency MITT Financial Metric Trends Adjusted Book Value per Share1 and Economic ROE5 Earnings Available for Distribution3,4 and Dividend per Share Economic Leverage Ratio7 $11.15 $10.68 $11.03 $11.48 $11.52 $11.00 $10.20 $10.58 $10.37 -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Adjusted Book Value per Share Economic ROE (%) $0.08 -$0.03 $0.05 $0.03 $0.08 $0.10 $0.17 $0.21 $0.21 -$0.05 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 EAD per Share Dividend Per Share 2.7x 2.0x 1.3x 1.4x 1.6x 1.2x 1.5x 1.4x 2.5x 1.5x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Q2 '24 Residential Agency Legacy WMC Commercial Unsecured Notes Investment Portfolio6 ($bn) (a) (d) (a) Increase primarily due to the acquisition of WMC on December 6, 2023. (b) We generally consolidate the trusts created to facilitate a securitization and record "Securitized residential mortgage loans" and "Securitized debt" on our consolidated balance sheet. However, our equity at risk represents the certificates from each securitization which we retain. We are generally required to retain at least 5% of the fair value of the certificates issued in a securitization. As of June 30, 2024, our economic interest in retained certificates related to our consolidated Non-Agency VIEs was $610.2 million. (c) Q2 2024 Pro Forma Economic Leverage Ratio represents the June 30, 2024 Economic Leverage Ratio adjusted assuming the pay off of the 6.75% convertible senior unsecured notes due September 15, 2024 assumed by MITT’s subsidiary in the WMC acquisition and the sale of substantially all of our Agency RMBS. (d) Includes 6.75% convertible senior unsecured notes due September 15, 2024 assumed by MITT’s subsidiary in the WMC acquisition (except in Q2 2024 Pro Forma) and MITT’s 9.500% senior unsecured notes due 2029. Pro Forma(c) (b)

NYSE: MITT 6 Mortgage REIT Performance Note: The economic return on equity represents the change in book value per share from Q1 2022, plus the common dividends declared over the period, divided by book value per share as of Q1 2022. (a) Mortgage REIT Average is calculated by taking the average of the following REITs: MITT, AGNC, AJX, ARR, AOMR , CIM, CHMI, DX, EARN, EFC, IVR, MFA, NLY, NYMT, ORC, PMT, RITM, RWT, SACH, and TWO. (b) Agency REIT Average is calculated by taking the average of the following REITs: AGNC, ARR, CHMI, DX, EARN, IVR, NLY, ORC, and TWO. (c) Non-Agency REIT Average is calculated by taking the average of the following REITs: MITT, AJX, AOMR, CIM, EFC, MFA, NYMT, PMT, RITM, RWT, and SACH. -23% -21% -19% -17% -15% -13% -11% -9% -7% -5% Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 MITT Mortgage REIT Average (a) Agency REIT Average (b) Non-Agency REIT Average (c) Price to Book ValueCumulative Economic Return on Equity Strong performance relative to other mortgage REITs while providing investors with significant upside potential in stock price 30% 40% 50% 60% 70% 80% 90% 100% Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 MITT Mortgage REIT Average (a) Agency REIT Average (b) Non-Agency REIT Average (c)

NYSE: MITT 7 Market Opportunity Source: BofA Global Research, TPG AG as of May 2024. (a) Represents estimated annual originations. Focused on several compelling and sizable market opportunities within the Non-Agency mortgage market well-suited for our core competencies Non-Agency • Residential real estate market has estimated > $1.5 trillion of home equity accessible to lenders • Addressable market will grow as technology enables development of products that combine high-quality underwrite, lower cost to originate and a superior borrower experience • Recent FHFA pricing adjustments have allowed certain cohorts to best execute to private capital at attractive returns • Growing acceptance to deliver to non-agency channels • Strong credit profile (760 W/A FICO, 75% W/A LTV) underwritten to agency guidelines • Unlevered loan buyers captured significant market share in 2023 due to the Federal Reserve tightening monetary policy • Strong performance and minimal losses since the sector launched 10 years ago • High credit borrowers (740 W/A FICO, 65-70% W/A LTV) underwritten to alternative documentation Home Equity $100 – 200bn(a) Agency-Eligible Non-Owner Occupied $50bn(a) Non-QM $75bn(a)

Earnings Power

Investment portfolio and origination platform expected to continue generating strong equity returns to drive long-term value for our shareholders

Description *($ in mm's)*	**6/30/24 Equity[(a)]**		**Target Equity Allocation[(b)]**	**Potential ROE Ranges**
Residential Investments	$387.8	72%	92%	17 - 20%
Legacy WMC Commercial	51.5	10%	-%	N/A
Agency RMBS	78.6	15%	-%	N/A
Arc Home[8]	35.0	7%	6%	0 - 30%
Investment Portfolio and Arc Home	**$552.9**			**16 - 21%**
Cash and Cash Equivalents	120.9	23%	15%	4 - 5%
Non-interest earning assets, net[(c)]	33.9	6%	5%	N/A
Convertible Debt/Unsecured Notes	(174.2)	-33%	-18%	10.6%
Total Equity	**$533.5**	**100%**	**100%**	**14 - 19%**
Management Fee and Other Non-Investment Related Expenses[(d)]				(4.0)%
Investment Related Expenses[(d)]				(2.5)%
Preferred Dividends[(e)]				(3.8)%
Return on ABV	**$305.5**			**7 - 15%**
6/30/2024 ABV per share[1]				**$10.37**
Current Annual Dividend per share				**$0.76**

MITT Earnings Potential

- Our target investments, securitization strategy and growing opportunities in the Non-Agency market have, and continue to, generate ROEs supportive of dividend growth
- Further upside to Potential ROE Ranges from:
  - Anticipated interest rate cuts and de-inversion of the yield curve
  - Near-term ability to call certain existing securitizations with higher financing costs
- As Arc Home executes strategic initiatives through product and channel expansion, we expect increased volumes along with improved gain on sale margins to be impactful to MITT's earnings
- With TPG AG's support, MITT will continue to evaluate attractive and compelling opportunities available to grow its capital base and enhance scale

Note: This slide is for illustrative purposes only. Management's estimates do not incorporate potential mark-to-market changes in the fair value of MITT's investment portfolio and related financing or significant changes in market conditions. Actual results may differ materially.

(a) Equity represents the fair value of the Company's assets less the fair value of securitized debt and financing agreements as of June 30, 2024.

(b) Target equity allocation based on June 30, 2024 amounts with the following assumptions and adjustments: (1) the sale or payoff of the Legacy WMC Commercial portfolio; (2) the sale of the Agency RMBS portfolio; (3) the receipt of a $4.6 million return of capital from Arc Home in Q3 2024 in connection with the sale of its MSR portfolio; (4) the payoff of the Legacy WMC 6.75% convertible senior unsecured notes due September 15, 2024; and (5) the reinvestment of any capital returned from (1) through (3) or excess cash available for investment into our Residential Investments portfolio.

(c) Includes the fair value of interest rate swaps and the related margin posted. The impact of the net interest component of interest rate swaps on return on equity is included within the respective investment portfolio asset line items.

(d) Expense ratios are calculated by annualizing the year-to-date expense through June 30, 2024, excluding the effect of the current management fee waiver of $1.2 million through June 30, 2024 related to the WMC acquisition.

(e) Represents the annual interest on MITT's fixed rate preferred series as well as the estimated 2025 cost of MITT's fixed to floating preferred series using the forward 3-month CME Term SOFR rate plus a tenor spread adjustment of 0.26161% plus a spread of 6.476%.

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NYSE: MITT 9 • MITT’s investment at June 30, 2024(a): $35.0mm • $4.6mm return of capital from Arc Home in Q3 2024 from the sale of its existing MSR portfolio reducing investment to ~$31mm or 6% of June 30, 2024 equity Arc Home: MITT's Proprietary Origination Channel8 Note: This chart is for illustrative purposes only. Actual results may differ materially. (a) As of June 30, 2024, the fair value of MITT’s investment in Arc Home was calculated using a valuation multiple of 0.94x book value. Business Strategy • New leadership at Arc Home since Q4 2023 executing on strategic initiatives to drive growth and profitability • Asset light operating model at Arc Home will allow for higher ROEs on Arc Home and on capital distributed to MITT for reinvestment • Strategic advantage in ability to control credit box and produce high credit quality assets • Strong volumes in Q2 2024 and continued momentum into Q3 2024 driven by Correspondent Channel • As demand for Non-Agency loans remains strong, normalizing gain on sale margins will provide for material upside in Arc Home’s profitability Focused on increasing market share through product and channel expansion, while originators to benefit from improved gain on sale margins $0.00 $0.05 $0.10 $0.16 $0.21 $0.26 $0.31 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 0% 5% 10% 15% 20% 25% 30% Pe r S ha re C on tr ib ut io n to E AD Arc Home ROE Per Share Contribution to EAD3,4 from Potential Arc Home ROE Scenarios

NYSE: MITT 10 Non-Agency Loan Portfolio Snapshot Note: Data is based on the latest available information, which is primarily as of May 31, 2024. (a) Securitized UPB includes securitized non-agency loans and Warehouse UPB includes non-agency and agency-eligible loans financed via warehouse financing. (b) Metrics including coupon, FICO, and current LTV represent weighted average calculations based off UPB. Weighted average current FICO excludes borrowers where FICO scores were not available. (c) Current LTV reflects loan amortization and estimated home price appreciation or depreciation since acquisition. Zillow Home Value Index (ZHVI) is utilized to estimate updated LTVs. (d) Metrics shown calculated as a percentage of total UPB. $6.0bn Securitized UPB(a) $294.2mm Warehouse UPB(a) 59% Current LTV(b),(c) 748 FICO(b) 1.1% 90+ Days DQ %(d) 89% Fixed Rate %(d) 5.4% Securitized Coupon(b) 7.6% Warehouse Coupon(b) (b),(c) 10% 60% MITT’s portfolio of Non-Agency loans with strong borrower performance and low LTVs benefiting from accumulated HPA and loan amortization

Legacy WMC Commercial Investments

Represents 10% of MITT's equity with approximately 60% of the capital expected to be returned in 2025 commensurate with anticipated pay off dates

Commercial Loans

- Equity invested of $19.6mm
- First mortgage loans scheduled to pay off within 12 months
- Borrowers on both investments are current
- Weighted average yield of 10.3% as of June 30, 2024
- Weighted average LTV of 63.7%
- Hotel Portfolio
  - Portfolio of four cross-collateralized assets located in New York City, Los Angeles, Miami and Chicago
  - Institutional sponsor
  - 336 keys + brand and intellectual property
  - Stated maturity in May 2025[a]
- Class A Retail Property
  - Located in Connecticut
  - Institutional sponsor
  - Borrower recently committed greater than $100mm of equity
  - Stated maturity in August 2025[a]

CMBS

- Equity invested of $30.7mm
- ~80% are Single Asset Single Borrower securities
- Weighted average yield of 19.7% as of June 30, 2024
- ~70% of equity is concentrated in three high-quality assets, all of which are performing
  - Hotel
    - Located in Caribbean
    - Institutional sponsor
    - Recent $150mm renovation
    - Assumed duration of 1.1 years[b]
  - Shopping, Dining, and Entertainment
    - Located in California
    - Institutional sponsor
    - Recent $100mm renovation
    - Assumed duration of 2.2 years[b]
  - Class A Destination Mall
    - Located in Minnesota
    - Institutional sponsor
    - 40mm visitors annually
    - Assumed duration of 4.3 years[b]

(a) Represents the last possible extension option.
(b) Durations based on estimated cashflows assumed by management.

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Footnotes

1. Book value is calculated using stockholders' equity less net proceeds of our cumulative redeemable preferred stock ($220.5 million). Adjusted book value ("ABV") is calculated using stockholders' equity less the liquidation preference of our cumulative redeemable preferred stock ($228.0 million).

Reconciliation of Book Value to Adjusted Book Value		
	Amount (000's)	Per Share
6/30/24 Book Value	$313,030	$10.63
Net proceeds less liquidation preference of preferred stock	(7,519)	(0.26)
6/30/24 Adjusted Book Value	$305,511	$10.37

2. Total liquidity includes $120.9 million of cash and cash equivalents and $59.3 million of unencumbered Agency RMBS.
3. Diluted per share figures are calculated using diluted weighted average outstanding shares in accordance with GAAP.
4. We define EAD, a non-GAAP financial measure, as Net Income/(loss) available to common stockholders excluding (i) (a) unrealized gains/(losses) on loans, real estate securities, derivatives and other investments, inclusive of our investment in AG Arc, and (b) net realized gains/(losses) on the sale or termination of such instruments, (ii) any transaction related expenses incurred in connection with the acquisition, disposition, or securitization of our investments as well as transaction related expenses incurred in connection with the WMC acquisition, (iii) accrued deal-related performance fees payable to third party operators to the extent the primary component of the accrual relates to items that are excluded from EAD, such as unrealized and realized gains/(losses), (iv) realized and unrealized changes in the fair value of Arc Home's net mortgage servicing rights and the derivatives intended to offset changes in the fair value of those net mortgage servicing rights, (v) deferred taxes recognized at our taxable REIT subsidiaries, if any, (vi) any bargain purchase gains recognized, and (vii) certain other nonrecurring gains or losses. Items (i) through (vii) above include any amount related to those items held in affiliated entities. Transaction related expenses referenced in (ii) above are primarily comprised of costs incurred prior to or at the time of executing our securitizations and acquiring or disposing of residential mortgage loans. These costs are nonrecurring and may include underwriting fees, legal fees, diligence fees, and other similar transaction related expenses. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from EAD. Management considers the transaction related expenses to be similar to realized losses incurred at the acquisition, disposition, or securitization of an asset and does not view them as being part of its core operations. Management views the exclusion described in (iv) above to be consistent with how it calculates EAD on the remainder of its portfolio. Management excludes all deferred taxes because it believes deferred taxes are not representative of current operations. EAD includes the net interest income and other income earned on our investments on a yield adjusted basis, including TBA dollar roll income/(loss) or any other investment activity that may earn or pay net interest or its economic equivalent.

Reconciliation of GAAP Net Income to Earnings Available for Distribution for the Three Months Ended June 30, 2024		
	Amount (000's)	Per Diluted Share[3]
Net Income/(loss) available to common stockholders	$(661)	$(0.02)
Add/(Deduct):		
Net realized (gain)/loss	(1,963)	(0.07)
Net unrealized (gain)/loss	9,226	0.31
Transaction related expenses and deal related performance fees	503	0.02
Equity in (earnings)/loss from affiliates	(911)	(0.03)
EAD from equity method investments	82	0.00
Earnings Available for Distribution	$6,276	$0.21

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Footnotes *(cont.)*

5. The economic return on equity represents the change in adjusted book value per share during the period, plus the common dividends declared over the period, divided by adjusted book value per share from the prior period.
6. The Investment Portfolio consists of Residential Investments, Agency RMBS, and Legacy WMC Commercial Investments, all of which are held at fair value. Financing is inclusive of Securitized Debt, which is held at fair value, Financing Arrangements, Convertible Senior Unsecured Notes, and Senior Unsecured Notes. Throughout this presentation where we disclose the Investment Portfolio and the related financing, we have presented this information inclusive of (i) securities owned through investments in affiliates that are accounted for under GAAP using the equity method and, where applicable, (ii) long positions in TBAs, which are accounted for as derivatives under GAAP, but exclusive of our Convertible Senior Unsecured Notes and Senior Unsecured Notes. This presentation excludes investments through AG Arc LLC unless otherwise noted.
7. The Economic Leverage Ratio is calculated by dividing total Economic Leverage, including any net TBA position, by our GAAP stockholders' equity at quarter-end. Total Economic Leverage at quarter-end includes recourse financing arrangements recorded within "Investments in debt and equity of affiliates" exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells and any net TBA position (at cost). Total Economic Leverage excludes any non-recourse financing arrangements. Non-recourse financing arrangements include securitized debt, as well as certain financing arrangements. Our obligation to repay our non-recourse financing arrangements is limited to the value of the pledged collateral thereunder and does not create a general claim against us as an entity.

Reconciliation of GAAP Leverage Ratio to Economic Leverage Ratio as of June 30, 2024

($ in '000's)	Leverage	Stockholder's Equity	Leverage Ratio
Securitized debt, at fair value	$5,117,189		
GAAP Financing arrangements	1,235,805		
Convertible senior unsecured notes	78,849		
Senior unsecured notes	95,380		
Restricted cash posted on financing arrangements	(3,369)		
GAAP Leverage	$6,523,854	$533,502	12.2x
Financing arrangements through affiliated entities	3,559		
Non-recourse financing arrangements	(5,173,748)		
Economic Leverage	$1,353,665	$533,502	2.5x

8. We invest in Arc Home LLC, a licensed mortgage originator, through AG Arc LLC, one of our equity method investees. Our investment in AG Arc LLC is $35.0 million as of June 30, 2024, representing a 44.6% ownership interest.

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14 www.agmit.com